                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                          HOMECOM COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                 7371                      58-2153309
(STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

                               Building 14, Suite 100,
                                 3535 Piedmont Rd.
                                 Atlanta, GA 30305
                                   (404) 237-4646

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                          ----------------------------
                                 HARVEY W. SAX
                            CHIEF EXECUTIVE OFFICER
                          HOMECOM COMMUNICATIONS, INC.
                             BUILDING 14, SUITE 100,
                               3535 PIEDMONT RD.
                               ATLANTA, GA 30305
                                (404) 237-4646
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                          ----------------------------
                                   Copies to:


                            RAYMOND L. MOSS, ESQUIRE
                          SIMS MOSS KLINE & DAVIS LLP
                       400 NORTHPARK TOWN CENTER STE. 310
                           1000 ABERNATHY ROAD, N.E.
                               ATLANTA, GA 30328
                                 (770) 481-7200

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, please check the following box. [_]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-42599

         If this form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under
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the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                               Proposed Maximum        Proposed Maximum       Amount of
        Title of Each Class of         Number of Shares            Offering           Aggregate Offering    Registration
     Securities to be Registered     to be Registered (2)     Price Per Share (1)         Price (1)              Fee
------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value                    228,572                $4.59375           $1,050,003            $309.75
 .0001 per share
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. On May 8, 1998, the average of the closing bid and ask price, which is quoted on the Nasdaq SmallCap(TM) Market under the symbol "HCOM" was $4.59375 per share.

(2) 850,000 shares were previously registered under Registration Statement No. 333-42599, in connection with which the Registrant paid aggregate filing fees of $2,069.45.

                        --------------------------------

   THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The information set forth in (i) the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (File No. 333-42599) pursuant to the Securities Act of 1933, as amended, and (ii) the related Prospectus filed under Rule 424(b)(4), is incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 29th day of January, 1998.


                                   HomeCom Communications, Inc.

                                   By:  /s/ Harvey W. Sax
                                     -------------------------------
                                        Harvey W. Sax
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey W. Sax and Norman H. Smith, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                Title                                     Date
-----------------------             -----------------------------                   ----------------
/s/ NORMAN H. SMITH                 President and Chief Executive                   January 29, 1998
  As Attorney-In-Fact                Officer (Principal Executive
-----------------------              Officer)
     Harvey W. Sax

/s/ NORMAN H. SMITH                 Executive Vice President and                    January 29, 1998
  As Attorney-In-Fact                Director
-----------------------
     Nat Stricklen

/s/ NORMAN H. SMITH                 Executive Vice President and                    January 29, 1998
  As Attorney-In-Fact                Director
-----------------------
     Krishan Puri

/s/ NORMAN H. SMITH                 Chief Technical Officer and Director            January 29, 1998
  As Attorney-In-Fact
-----------------------
  Gia Bokuchava, Ph.D.


/s/ NORMAN H. SMITH                 Vice President and Director                     January 29, 1998
  As Attorney-In-Fact
-----------------------
      Roger Nebel

/s/ NORMAN H. SMITH                 Chief Financial Officer                         January 29, 1998
-----------------------
   Norman H. Smith

/s/ NORMAN H. SMITH                 Director                                        January 29, 1998
  As Attorney-In-Fact
-----------------------
     Gregory Abowd


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                                 EXHIBIT INDEX

Exhibit                  Description                                    Page No.
-------                  -----------                                    --------

 5.1      Opinion of Sims Moss Kline & Davis LLP*
23.1      Consent of Sims Moss Kline & Davis LLP
                    (contained in Exhibit 5.1)*
23.2      Consent of Coopers & Lybrand LLP.*
24.1      Power of Attorney**

 * filed herewith.
** previously filed.